Exhibit 4.4

DEUTSCHE BANK AG

Senior Debt Funding Notes, Series E

MASTER NOTE

DATED: April 26, 2024

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Note is a master note, which term means a Registered Global Security with the meaning specified in the Indenture (as defined on the reverse hereof) that provides for incorporation therein of the terms of one or more obligations of Deutsche Bank Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany, if so specified, acting through the office specified in the Related Prospectus (as defined below) (together with its successors and assigns, the “Issuer”), by reference to the Related Prospectuses. Each such obligation of the Issuer is referred to in this Note as a “Supplemental Obligation.”

The terms of each Supplemental Obligation shall be reflected in this Note and in the applicable pricing supplement relating to such Supplemental Obligation (each a “Related Pricing Supplement”) and any product supplement(s), underlying supplement(s), prospectus supplement(s) and prospectus referred to therein (however titled) (together with the Related Pricing Supplement, the “Related Prospectus”). The Issuer shall specify each Related Prospectus in the relevant Issuer Order to the Trustee and the Paying Agent at the time of issuance thereof. With respect to each Supplemental Obligation, the terms of the Supplemental Obligation contained in the Related Prospectus are hereby incorporated by reference in, and shall be deemed to be a part of, this Note for purposes of the applicable Supplemental Obligation only as of the original issue date specified in the relevant Related Pricing Supplement; provided, however, that for the avoidance of doubt, no hypothetical examples, risk factors, historical information, descriptions of underlying(s) or other information not considered to be terms of such Supplemental Obligation provided or incorporated by reference in the Related Prospectus shall be used to determine the terms of such Supplemental Obligation. Each Related Prospectus is on file with the Trustee and/or the Paying Agent referred to on the reverse hereof and is identified in the records of the Trustee and/or the Paying Agent.

With respect to each Supplemental Obligation evidenced by this Note, the Issuer, for value received, hereby promises to pay to Cede & Co., or registered assignees, the amounts due, in cash, together with unpaid accrued interest thereon, if any, in each case as specified in the Related Prospectus, on the date or dates specified in the Related Prospectus.

All terms used in this Note that are or will be defined in the Indenture or Related Prospectus shall have the meanings assigned to them therein. In relation to a particular Supplemental Obligation, in the event of any inconsistency between the definitions in the Indenture and the definitions in the Related Prospectus, the definitions in the Related Prospectus shall govern.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. With respect to each Supplemental Obligation, every term of this Note is subject to modification, amendment or elimination through the incorporation of the applicable Related Prospectus by reference, whether or not the phrase “unless otherwise provided in the Related Prospectus” or language of similar import precedes the term of this Note so modified, amended or eliminated; provided however that no modification, amendment or elimination through the incorporation of the applicable Related Prospectus by reference shall affect the rights or obligations of the Trustee without its prior written consent. It is the intent of the parties hereto that, in the case of any conflict between the applicable Related Prospectus and the terms herein, the Related Prospectus shall control over the terms herein with respect to the relevant Supplemental Obligation. Without limiting the foregoing, in the case of each Supplemental Obligation, the holders of this Note are directed to the applicable Related Prospectus for a description of certain terms of such Supplemental Obligation, including the manner of determining the amounts due on such Supplemental Obligation and the date or dates, if any, on which amounts due on such Supplemental Obligation are to be paid.

The principal amount of each Supplemental Obligation evidenced by this Note shall be as specified in the applicable Related Pricing Supplement.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, acting on behalf of the Trustee, referred to on the reverse hereof by manual or electronic signature (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. Authentication of this Note by the Authenticating Agent shall be deemed to be due authentication pursuant to Section 2.06 of the Indenture with respect to each Supplemental Obligation evidenced by this Note and the execution and delivery of a written order of the Issuer with respect to a Supplemental Obligation by any two Authorized Signatories shall be deemed to be due execution pursuant to Section 2.05 of the Indenture with respect to such Supplemental Obligation.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the date first set forth above.

DEUTSCHE BANK AG

By:	/s/ Andrew Rivas
Name: Andrew Rivas
Title: Director

By:	/s/ VyVy Huynh
Name: VyVy Huynh
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Paying Agent, only with respect to its role to reflect Supplemental Obligations in its records

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Vice President

By:	/s/ Sebastian Hidalgo
Name: Sebastian Hidalgo
Title: Assistant Vice President

CERTIFICATE OF AUTHENTICATION This Note is one of the Securities referred to in the within-mentioned Indenture. DEUTSCHE BANK TRUST COMPANY AMERICAS, as Authenticating Agent

By:	/s/ Chris Niesz
Authorized Officer

REVERSE OF NOTE

This Note represents one or more duly authorized Supplemental Obligations of Senior Debt Funding Notes, Series E of the Issuer (the “Notes”). The Notes are issuable under an Amended and Restated Senior Debt Funding Indenture, dated as of August 3, 2021, among the Issuer, Delaware Trust Company, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and Deutsche Bank Trust Company Americas (“DBTCA”), as paying agent, authenticating agent, issuing agent and registrar, as amended and supplemented by the First Supplemental Senior Debt Funding Indenture dated as of April 26, 2024 (as amended or supplemented from time to time, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed DBTCA acting through its principal corporate trust office in the Borough of Manhattan, The City of New York, as its paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The Issuer has appointed DBTCA as the authenticating agent (the “Authenticating Agent,” which term includes any additional or successor Authenticating Agent appointed by the Issuer) to act on behalf of the Trustee to authenticate the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

Unless otherwise provided in the Related Prospectus, a Supplemental Obligation will not be subject to any sinking fund. Unless otherwise provided in the Related Prospectus, a Supplemental Obligation will not be redeemable by the Issuer or subject to repayment at the option of the Holder prior to maturity.

The Notes are intended to qualify as eligible liabilities instruments within the meaning of Article 72b(2), with the exception of point (d), CRR, for the minimum requirement for own funds and eligible liabilities as applicable to the Issuer.

The obligations under the Notes constitute unsecured and unsubordinated obligations of the Issuer and shall rank pari passu among themselves and with all other unsecured and unsubordinated obligations of the Issuer, subject, however, to statutory priorities conferred on certain unsecured and unsubordinated obligations in the event of any Resolution Measures imposed on the Issuer or in the event of the dissolution, liquidation, insolvency or composition of the Issuer, or if other proceedings are opened for the avoidance of the insolvency of, or against, the Issuer; in accordance with Section 46f(5) of the German Banking Act (Kreditwesengesetz), the obligations of the Issuer under the Notes shall rank in priority to the Issuer’s obligations under (i) any of its debt instruments (Schuldtitel) of the Issuer within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including the obligations under any such debt instruments that were issued by the Issuer before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act (Kreditwesengesetz)) or any successor provision, and (ii) eligible liabilities within the meaning of Articles 72a and 72b(2) CRR.

No subsequent agreement may enhance the seniority of the Issuer’s obligations under the Notes or shorten the term of any of the Notes or any applicable notice period. No Holder may set off or net its claims arising under the Notes against any claims of the Issuer. No collateral or guarantee shall be provided at any time to secure the claims of the Holders under the Notes; any collateral or guarantee already provided or granted in the future in connection with other liabilities of the Issuer may not be used for claims under the Notes. If the Notes are redeemed or repurchased otherwise than in accordance with the terms of the Notes, then the amounts paid must be returned to the Issuer irrespective of any agreement to the contrary.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and each Supplemental Obligation is issued in the minimum denomination and any integral multiples thereof as specified in the Related Prospectus.

If “Office Substitution” is applicable to a Supplemental Obligation as specified in the Related Prospectus, the Issuer may at any time, without the consent of the Holders or the Trustee, designate another Office of the Issuer as substitute for the Office through which the Issuer has acted to issue such Supplemental Obligation with the same effect as if such substitute Office had been originally named as the Office through which the Issuer had acted to issue such Supplemental Obligation for all purposes under the Indenture and the Notes. In order to give effect to such substitution, the Issuer shall give notice of such substitution to the Trustee and the Holders of such Supplemental Obligation. With effect from the substitution date, such substitute Office shall, without any amendment to this Note or entry into any supplemental indenture, assume all of the obligations of the originally-named Office as principal obligor under such Supplemental Obligation. “Office” means the Issuer’s head office or one of the Issuer’s branch offices.

DBTCA has been appointed Registrar for the Notes, and DBTCA will maintain at its office in The City of New York, a register for the registration and transfer of Notes. This Note may be transferred at either the aforesaid New York office of DBTCA by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Trustee and the Authenticating Agent and duly executed by the registered Holder hereof in person or by the Holder’s attorney duly authorized in writing, and thereupon the Trustee or the Authenticating Agent shall authenticate and deliver in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that neither the Trustee nor the Authenticating Agent will be required to (i) register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part or (ii) register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said offices for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such registrations, exchanges and transfers of Notes will be free of service charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Trustee and the Authenticating Agent and executed by the registered Holder in person or by the Holder’s attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee and the Authenticating Agent, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee, the Authenticating Agent and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

An “Event of Default” with respect to a Supplemental Obligation means the opening of insolvency proceedings against the Issuer by a German court having jurisdiction over the Issuer. There are no other events of default under a Supplemental Obligation. If an Event of Default with respect to a Supplemental Obligation occurs and is continuing, then, unless the principal of such Supplemental Obligation shall have already become due and payable, either the Trustee or the Holder of not less than 33 1/3% in aggregate principal amount of all outstanding debt securities issued under the Indenture (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by Holders), may declare the principal amount of such Supplemental Obligation and interest accrued thereon to be due and payable immediately in accordance with the terms of the Indenture.

Subject to Section 5.02 of the Indenture, the Indenture provides for no right of acceleration in the case of a default in the payment of principal of, or interest on, or other amounts owing under a Supplemental Obligation or a default in the performance of any other covenant of the Issuer under a Supplemental Obligation or the Indenture (any such default in payment or default in performance, a “default”).

If an Event of Default or a default with respect to a Supplemental Obligation occurs and is continuing, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered (but not obligated) to pursue any available remedy by proceedings at law or in equity to collect any principal of and interest on such Supplemental Obligation due and unpaid, or to enforce the performance of any provision of such Supplemental Obligation or the Indenture, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon such Supplemental Obligation and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Supplemental Obligation, wherever situated, the monies adjudged or decreed to be payable.

If the Related Prospectus specifies that a Supplemental Obligation is subject to “Redemption for Regulatory Reasons,” then the Issuer may redeem such Supplemental Obligation in whole, but not in part, solely at the option of the Issuer at any time prior to the maturity date specified in the Related Prospectus at 100% of the applicable principal amount (subject to the imposition of a Resolution Measure) together with any accrued and unpaid interest to (but excluding) the date of redemption. Any redemption of a Supplemental Obligation prior to its scheduled maturity shall be subject to (i) receipt by the Issuer of the prior written approval of the competent resolution authority; (ii) there being a change in the regulatory classification of the Supplemental Obligation that would be likely to result in its exclusion in full or in part from our eligible liabilities under the CRR; and (iii) compliance with any other regulatory requirements. If a Supplemental Obligation is redeemed without prior written approval of the competent resolution authority, then the amounts paid on such a Supplemental Obligation must be returned to the Issuer irrespective of any agreement to the contrary. Notice of redemption will be given not less than 30 calendar days nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified in the Related Prospectus, which date and the applicable redemption price will be specified in the Notice.

The terms and conditions set forth in the following paragraphs (a) – (k) shall apply to the Notes, and by acquiring the Notes, the Holder and each Beneficial Owner of the Notes shall be bound by and shall be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority.

(a)	Under the relevant resolution laws and regulations as applicable to the Issuer from time to time, the Notes may be subject to the powers exercised by the competent resolution authority to:

(i)	write down, including write down to zero, the claims for payment of the principal amount, the interest amount, if any, or any other amount in respect of the Notes;

(ii)

convert the Notes into ordinary shares of (A) the Issuer or (B) any group entity or (C) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier one capital (and the issue to or conferral on the Holder (including each Beneficial Owner) of such ordinary shares or instruments); and/or

(iii)

apply any other resolution measure, including, but not limited to, (A) any transfer of the Notes to another entity, (B) the amendment, modification or variation of the terms and conditions of the Notes or (C) the cancellation of the Notes;

(each, a “Resolution Measure”).

For the avoidance of doubt, any non-payment by the Issuer arising out of any such Resolution Measure will not constitute a failure by the Issuer under the terms of the Notes or the Indenture to make a payment of principal of, interest on, or other amounts owing under the Notes.

(b)	By its acquisition of the Notes, the Holder (including each Beneficial Owner) of the Notes shall be deemed irrevocably to have agreed:

(i)	to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of the Notes to give effect to any Resolution Measure;

(ii)	that it will have no claim or other right against the Issuer arising out of any Resolution Measure; and

(iii)

that the imposition of any Resolution Measure will not constitute an Event of Default or a default (A) under the Notes, (B) under the Indenture or (C) for the purpose of, but only to the fullest extent permitted by, the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act) and applicable law.

(c)

The terms and conditions of the Notes shall continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the Notes, subject to any modification of the amount of interest payable, if any, to reflect the reduction of the principal amount, and any further modification of the terms that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the Federal Republic of Germany.

(d)

No repayment of any then-current principal amount of the Notes or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) shall become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the Federal Republic of Germany then applicable to the Issuer.

(e)

By its acquisition of the Notes, the Holder (and each Beneficial Owner) of the Notes waives, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the Trustee or the Agents for, agrees not to initiate a suit against the Trustee or the Agents in respect of, and agrees that the Trustee and the Agents shall not be liable for, any action that the Trustee or the Agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the Notes.

(f)

Upon the imposition of a Resolution Measure by the competent resolution authority with respect to the Notes, the Issuer shall provide a written notice directly to the Holder in accordance with Section 12.04 of the Indenture as soon as practicable regarding such imposition of a Resolution Measure by the competent resolution authority for purposes of notifying the Holder of such occurrence. The Issuer shall also deliver a copy of such notice to the Trustee and the Agents for information purposes, and the Trustee and the Agents shall be entitled to rely, and will not be liable for relying, on the competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by the Issuer to give notice shall not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the Notes.

(g)

If the Notes are called or are being called for redemption by the Issuer, but the competent resolution authority has imposed a Resolution Measure with respect to the Notes prior to the payment of the redemption amount, the relevant redemption notice, if any, shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

(h)

Upon the imposition of any Resolution Measure by the competent resolution authority, the Trustee shall not be required to take any further directions from the Holders under Section 5.09 of the Indenture, which section authorizes Holders of a majority in aggregate principal amount of the debt securities issued under the Indenture at the time Outstanding to direct certain actions relating to such debt securities, and if any such direction was previously given under Section 5.09 of the Indenture to the Trustee by the Holders, it shall automatically cease to be effective, be null and void and have no further effect. The Indenture shall impose no duties, obligations or liabilities upon the Trustee or the Agents whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority. The Trustee and the Agents shall be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following completion of the imposition of a Resolution Measure by the competent resolution authority, the Notes remains outstanding, then the Trustee’s and each Agent’s duties under the Indenture shall remain applicable with respect to the Notes following such completion to the extent that the Issuer, the Trustee and the Agents agree pursuant to a supplemental indenture, unless the Issuer, the Trustee and the Agents agree that a supplemental indenture is not necessary.

(i)

By the acquisition of the Notes, the Holder and each Beneficial Owner of this Note shall be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by the competent resolution authority of its decision to exercise such power with respect to the Notes, (ii) authorized, directed and requested the Depositary and any direct participant in the Depositary or other intermediary through which it holds the Notes to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to the Notes as it may be imposed, without any further action or direction on the part of the Holder of the Notes, the Trustee or the Agents and (iii) acknowledged and accepted that the provisions contained in Article 6 of the Indenture are exhaustive on the matters described in Article 6 of the Indenture to the exclusion of any other agreements, arrangements or understandings between it and the Issuer relating to the terms and conditions of the Notes.

(j)

If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of the debt securities issued under the Indenture, unless the Trustee or the Agents are otherwise instructed by the Issuer or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of such debt securities pursuant to the Resolution Measure will be made on a substantially pro rata basis among any series of debt securities issued under the Indenture.

(k)

Any obligations of the Holder to indemnify the Trustee and the Agents under the Indenture shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to the Issuer or the Notes. To the extent not otherwise precluded by a Resolution Measure, the Issuer’s obligations to indemnify the Trustee and the Agents in accordance with Sections 7.02 and 7.06 of the Indenture shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to the Issuer or the Notes.

The Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the Holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the Holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or impair or affect the rights of any Holder to institute suit for the payment thereof or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the Holders of which is required for any such supplemental indenture. No subsequent agreement shall make the principal and interest payable on any series of debt securities payable in different coins or currencies, i.e., the relevant coin or currency must always be identical for the relevant series of debt securities.

So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of amounts due on this Note as herein provided in the United States, and an office or agency in the United States for the registration, transfer and exchange as aforesaid of this Note. The Issuer may designate other agencies for the payment of such amounts at such place or places outside the United States (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of amounts due, if any, on any Notes that remain unclaimed at the end of two years after such amounts have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the Holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the amounts due, if any, on this Note as the same shall become due.

Subject to the imposition of a Resolution Measure, no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the amount of cash, as determined in accordance with the provisions set forth in the Related Prospectus on each Supplemental Obligation at the time, place, and rate, and in the coin or currency prescribed herein and in the Related Prospectus unless otherwise agreed between the Issuer and the registered Holder of this Note.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of amounts due with respect to each Supplemental Obligation evidenced by this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note and each Supplemental Obligation evidenced hereby shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, except as may otherwise be required by mandatory provisions of law and except with respect to the provisions in the third and fourth paragraphs of the reverse of this Note, relating to the ranking of the Notes, which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, including, in relation to such provisions, any determination of whether a Resolution Measure has been imposed on the Issuer.

As used herein:

(a)	the term “Beneficial Owner” shall mean the beneficial owners of the Notes (and any interest therein);

(b)

the term “bridge bank” means a newly chartered German bank that would receive some or all of the Issuer’s equity securities, assets, liabilities and material contracts, including those attributable to the Issuer’s branches and subsidiaries, in the event of the imposition of Resolution Measures;

(c)	the term “competent resolution authority” means any authority with the ability to exercise a Resolution Measure;

(d)

the term “CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of June 26, 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in this Note shall refer to such amended provisions or successor provisions;

(e)	the term “group entity” shall mean an entity that is included in the corporate group subject to a Resolution Measure; and

(f)	the term “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

All other terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT  – as tenants by the entireties

JT TEN   – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT –		Custodian
	(Minor)		(Cust)

Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER

 IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated:

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.